Exhibit 99.1

Media Contact Robin Pence 703 682 6552

Investor Contact Ahmed Pasha 703 682 6451

AES to Complete Cash Tender Offer for Senior Notes

ARLINGTON, VA., November 14, 2007 — The AES Corporation (NYSE: AES) announced today that its previously announced offer to purchase up to $1.24 billion aggregate principal amount (the “Tender Cap”) of its outstanding senior notes described below (the “Notes”) in accordance with the terms and conditions described in its Offer to Purchase and the related Letter of Transmittal expired as scheduled at 12:00 midnight on November 13, 2007.

As of such time, a total of approximately $1,980.8 million aggregate principal amount of Notes had been validly tendered, consisting of approximately: (i) $192.6 million principal amount of 8.75% Senior Notes due 2008 (the “2008 Notes”), (ii) $600.0 million principal amount of 9.00% Second Priority Senior Secured Notes due 2015 (the “2015 Notes”) and (iii) $1,188.3 million principal amount of 8.75% Second Priority Senior Secured Notes due 2013 (the “2013 Notes”).

In accordance with the terms of the tender offer, since the total amount of Notes tendered exceeded the Tender Cap, the Company accepted for purchase all of the 2008 Notes, all of the 2015 Notes and approximately $447.4 million principal amount of the 2013 Notes (representing a pro ration factor of 37.6714%, with each amount tendered rounded down to the nearest $1,000) that were validly tendered prior to the expiration time.  Settlement of the tender offer occurred today at which time none of the 2015 Notes, approximately $9.3 million principal amount of the 2008 Notes and approximately $752.6 million principal amount of the 2013 Notes remained outstanding.

About AES

AES is one of the world’s largest global power companies, with 2006 revenues of $11.6 billion.  With operations in 28 countries on five continents, AES’s generation and distribution facilities have the capacity to serve 100 million people worldwide.  AES’s 13 regulated utilities amass annual sales of over 73,000 GWh and its 121 generation facilities have the capacity to generate approximately 43,000 megawatts.  AES’s global workforce of 30,000 people is committed to operational excellence and meeting the world’s growing power needs.  To learn more about AES, please visit www.aes.com or contact AES media relations at media@aes.com.

Safe Harbor Disclosure

                This release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934.  Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance.  Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions.  Forecasted financial information is based on certain material assumptions.  These assumptions include, but are not limited to, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

                Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors.  Important factors that could affect actual results are discussed in AES’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under “Item 1A. Risk Factors” in AES’s 2006 Annual Report on Form 10-K/A and under “Item 1A. Risk Factors” in AES’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007.  Readers are encouraged to read AES’s filings to learn more about the risk factors associated with AES’s business.  AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.